UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
001-37729 (Commission File Number)		36-4829580 (IRS Employer Identification No.)
191 North Wacker Drive, Suite 1400 Chicago, Illinois (Address of Principal Executive Offices)		60606 (Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 22, 2020, the Human Resources Committee (the “Committee”) of the Board of Directors of LSC Communications, Inc. (the “Company”) approved the adoption of the LSC Communications, Inc. Key Employee Incentive Plan (the “KEIP”).   The Company was authorized to adopt the KEIP by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) on June 2, 2020.  The KEIP is designed to incentivize seven senior executives of LSC (including the Company’s Chief Executive and other named executive officers) as the Company and its debtor subsidiaries (the “Debtors”) seek successful emergence from chapter 11.  The KEIP provides a total target award opportunity of approximately $6 million, payable as described below.

Under the KEIP, each individual who executes a KEIP award letter is eligible to earn cash incentives based on achievement of operational and asset sale performance targets.  The Company’s named executive officers have the potential to receive target awards under the KEIP, as approved by the Committee, as follows: (i) $1,558,571 for each of Thomas J. Quinlan III, the Company’s Chairman, Chief Executive Officer and President, Andrew B. Coxhead, the Company’s Chief Financial Officer and Treasurer, and Suzanne S. Bettman, the Company’s Chief Administrative Officer and General Counsel; and (ii) $102,857 for Sarah L. Hoxie, the Company’s Controller.  Operational incentives will vest on June 30, 2020, September 30, 2020, December 31, 2020 and on the date of the Debtors’ Successful Reorganization (as defined in the KEIP), subject to the level of achievement of operational incentive goals based on EBITDA, cost savings and plant consolidation and timing of chapter 11 plan approval date.  Operational incentive performance will be measured for each vesting period as well as on a cumulative basis and a “catch-up” payment will be payable to the extent operational achievement meets or exceeds the cumulative performance goals.  Asset sale incentives will be payable upon the closing of an applicable asset sale and will be offset by the amount of any operational incentives already paid prior to the applicable asset sale closing date.

If a KEIP participant voluntarily terminates his or her employment or is terminated by the Company for Cause (as defined in the KEIP), then any remaining unpaid portion of the KEIP award will be forfeited.  If a KEIP participant’s employment is terminated without Cause, for Good Reason (as defined in the KEIP) or upon his or her death or disability during an operational incentive vesting period, such participant is eligible to earn a prorated KEIP operational incentive award for the portion of such vesting period prior to and including his or her termination date.

The foregoing description of the KEIP is a summary and is qualified in its entirety by reference to the full text of the KEIP and the form of KEIP award letter, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	LSC Communications, Inc. Key Employee Incentive Plan
10.2	Form of KEIP Award Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: June 26, 2020	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel